Exhibit 10.38

FOURTH AMENDMENT

TO THE

ALBEMARLE CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN

In accordance with Section 11.1 of the Albemarle Corporation Executive Deferred Compensation Plan, as Amended and Restated Effective January 1, 2005 (the “Plan”), the Plan is hereby amended as follows:

1. Section 3.9(b) (added to the Plan as part of the Third Amendment thereto) is hereby amended to insert “(i)” at the beginning of the text thereof, and to insert a new subparagraph (ii) to read as follows:

“(ii) In addition to the credit provided for under subparagraph (i) of this paragraph (b), the Company may determine from time to time to make additional credits under the Plan on behalf of one or both of the Participants covered under this section 3.9. The decision as to whether to make an additional credit and which of the Participants shall receive the additional credit, shall be determined solely at the discretion of the Company. The Company’s decision to make a credit in one year, or to make a credit on behalf of a specific Participant, shall create no obligation to make a credit in subsequent years or on behalf of the other Participant covered under this section 3.9.”

2. The provisions of this Fourth Amendment are effective as of October 20, 2010.

IN WITNESS WHEREOF, the Corporation by its duly authorized officer has caused these presents to be signed as of this 20th day of October, 2010.

ALBEMARLE CORPORATION

By:	/s/ Darian Rich